UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MESA LABORATORIES, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration No:

(3)	Filing Party:

(4)	Date Filed:

MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

Telephone: (303) 987-8000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, November 2, 2016

TO THE SHAREHOLDERS OF MESA LABORATORIES, INC.:

The Annual Meeting of Shareholders (“Annual Meeting”) of Mesa Laboratories, Inc. (“we”, “our”, the “Company”, or “Mesa”) will be held at our corporate offices at 12100 West Sixth Avenue, Lakewood, Colorado 80228, on Wednesday, November 2, 2016 at 9:00 a.m. MDT, for the following purposes:

1.	To elect seven directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified;
2.	To hold an advisory vote to approve executive compensation;
3.	To ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending March 31, 2017 (the “Ratification of Auditors Proposal”); and
4.	To transact such other business as may properly come before the meeting or any adjournment.

The discussion of the items set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement. Only holders of record of our Common Stock on August 1, 2016 (the “Record Date”), will be entitled to notice of and to vote at this Annual Meeting, and any postponements or adjournments thereof.

Please vote your shares by signing and returning your proxy card, using telephone or internet voting, or at the Annual Meeting. This will assure that your shares will be voted, whether or not you attend the Annual Meeting. You may, of course, attend the Annual Meeting and vote in person even if you have previously granted a proxy.

By Order of the Board of Directors

/s/ John J. Sullivan

John J. Sullivan, Ph.D.	August 12, 2016
Chief Executive Officer

The Mesa Laboratories, Inc. Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended March 31, 2016 are available for view on the internet at: www.edocumentview.com/MLAB or www.mesalabs.com.

Please note that due to changes in the NYSE rules, brokers are no longer permitted to vote your shares for the election of directors or on any other non-routine matters if you have not given your broker specific instructions on how to vote your shares. PLEASE BE SURE TO GIVE SPECIFIC VOTING INSTRUCTIONS TO YOUR BROKER SO THAT YOUR VOTES CAN BE COUNTED.

MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held Wednesday, November 2, 2016

Solicitation of Proxy

The accompanying proxy is solicited on behalf of the Board of Directors of Mesa Laboratories, Inc. (“we”, “our”, the “Company”, or “Mesa”) for use at the Annual Meeting of Shareholders (“Annual Meeting”) of Mesa Laboratories, Inc. to be held on Wednesday, November 2, 2016, and at any adjournment. In addition to the use of the mails, proxies may be solicited by personal interview or telephone by officers, directors and other employees of the Company, who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about August 12, 2016.

Execution and return of the enclosed proxy will not affect a shareholder’s right to attend the meeting and to vote in person. Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy “FOR” the items described in this Proxy and in accordance with his best judgment on all other matters that may properly come before the meeting.

The enclosed proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR”. If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD”. If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

Purpose of Meeting

As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the meeting are as follows:

1.	To elect seven directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified;

2.	To hold an advisory vote to approve executive compensation;

3.	To ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending March 31, 2017 (the “Ratification of Auditors Proposal”); and

4.	To transact such other business as may properly come before the meeting or any adjournment.

VOTING SECURITIES

Our voting securities consist solely of common stock, no par value per share (“Common Stock”).

The record date for shareholders entitled to notice of and to vote at the meeting is the close of business on August 1, 2016, at which time we had 3,668,016 shares of Common Stock outstanding and entitled to vote at the meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum. The election of each director and the Ratification of Auditors Proposal each will require the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized and proxies cannot be voted for more than seven nominees. As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. The Compensation Committee, however, which is responsible for designing and administering our executive compensation program, values the opinions of our shareholders and will consider the outcome of the votes when making future compensation decisions.

Questions and Answers About This Proxy Statement

The following responses to certain questions do not purport to be a complete statement of the information in this Proxy Statement and are qualified by the more complete information set forth hereinafter.

Who is asking for my vote?

The Board of Directors of Mesa Laboratories, Inc. is sending this Proxy Statement, the attached Notice of Annual Meeting of Shareholders and the enclosed proxy card on or about August 12, 2016 to you and all of our other shareholders of record as of the close of business on August 1, 2016. The Board of Directors is soliciting your vote for the Annual Meeting.

Who is eligible to vote?

Shareholders of record who own shares of our Common Stock at the close of business on August 1, 2016 are eligible to vote. Each share of Common Stock is entitled to one vote.

Why is the Annual Meeting being held?

The Annual Meeting is being held to elect persons to serve as directors of Mesa until the next Annual Meeting, to obtain an advisory vote to approve executive compensation and to ratify the appointment of EKS&H LLLP as our independent registered public accounting firm for the year ending March 31, 2017.

Might the Annual Meeting be adjourned?

We do not intend to seek adjournment of the Annual Meeting unless we have insufficient votes to satisfy a quorum (which requires the presence of at least a majority of the outstanding shares). If that circumstance exists, we will consider the advisability of proposing adjournment to a specific time and place. If the meeting is adjourned, we will make a public announcement.

Why did you send me this booklet?

This booklet is a Proxy Statement. It provides you with information you should review before voting on the items listed above and in the Notice of Annual Meeting of Shareholders. You are receiving these proxy materials – a booklet that includes the Proxy Statement and one proxy card – because you have the right to vote on these important items concerning your investment in Mesa.

How do I vote?

Shareholders of record: All shareholders of record may vote by written proxy card. Joint owners must each sign the proxy card. If you are a shareholder of record and receive a notice regarding availability of proxy materials, you may request a written proxy card by following the instructions included in the notice. All shareholders of record may also vote by touchtone telephone using the toll-free telephone number on the notice or proxy card, or through the internet using the procedures and instructions described on the notice or proxy card.

Beneficial owners: If you own your shares through a broker-dealer or another nominee, you must vote your shares as instructed by that broker-dealer or other nominee. If you own your shares through a nominee, you are not considered to be a shareholder of record, and you will not be permitted to vote your shares in person at the Annual Meeting unless you have obtained a “Legal Proxy” for those shares from the entity who holds your shares of record.

If a shareholder wishes to participate in the Annual Meeting but does not wish to give a proxy, the shareholder may attend the Annual Meeting in person. Should you require additional information regarding the Annual Meeting, please contact Mesa at 303-987-8000.

Why does my name not appear as a shareholder of record?

Many, if not most, investors own their shares through a broker-dealer or other nominee. Broker-dealers frequently clear their transactions through other broker-dealers, and may hold the actual certificates for shares in the name of securities depositories, such as CEDE & Co. (operated by Depository Trust Company of New York City). In such a case, only the ultimate certificate holder appears on our records as a shareholder, even though that nominee may not have any economic interest in the shares that you actually own through your broker-dealer. You should contact your broker-dealer for more information about this process.

When and where will the Annual Meeting be held?

As described in the Notice, we will hold the Annual Meeting at our corporate offices at 12100 West Sixth Avenue, Lakewood, Colorado 80228 (telephone 303-987-8000), on Wednesday, November 2, 2016 at 9:00 a.m. MDT.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that shareholders vote FOR all the nominees listed and FOR Proposals 2 and 3.

How can I obtain more information about Mesa?

We have included an Annual Report to Shareholders with this Proxy Statement that contains additional information about Mesa. In addition, information is available on our website at www.mesalabs.com and through the EDGAR filings maintained by the Securities and Exchange Commission at www.sec.gov. Neither the Annual Report to Shareholders nor our website is incorporated into this Proxy Statement and they are not to be considered a part of the soliciting material.

ITEM 1.

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE “FOR” THE ELECTION OF SUCH NOMINEES.

At the Annual Meeting, seven directors are to be elected. Each director will be elected for a one-year term or until his successor is elected and qualified.

Shares represented by properly executed proxies will be voted, in the absence of contrary indication or revocation by the shareholder granting such proxy, in favor of the persons named below as directors, to hold office for the term stated in the preceding paragraph. The person named as proxy in the enclosed proxy has been designated by management and intends to vote for the election to the Board of Directors of the persons named below, each of whom is now a director of the Company. If the contingency should occur that any such nominee is unable to serve as a director, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that the Nominating Committee may designate. Management knows of no reason why any nominee would be unable to serve. The information presented herein with respect to the nominees was obtained in part from the respective persons, and in part from the records of the Company.

Information about Board of Directors Nominees

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, we also believe that all of our director nominees display personal and professional integrity; broad-based business acumen; a high level of understanding of our business and our industry; strategic thinking and a willingness to share ideas; and have a diversity of experiences, expertise and background.

Nominees for Director

The following table sets forth the names and ages of each of our directors as of March 31, 2016:

Name	Age	Position
H. Stuart Campbell (1) (3)	86	Chairman of the Board of Directors
John J. Sullivan, Ph.D.	63	Chief Executive Officer, Director
Michael T. Brooks (1)	66	Director
Robert V. Dwyer(1)	75	Director
Evan C. Guillemin (1)	50	Director
David M. Kelly (1)	74	Director
John B. Schmieder(1) (2)	47	Director

(1) Member of the Audit, Compensation and Nominating and Governance committees.

(2) Effective April 8, 2015, Luke R. Schmieder retired as director and Chairman of the Board of Directors. He was replaced as a director by John B. Schmieder.

(3) Effective April 8, 2015, Mr. Campbell was appointed as the Chairman of the Board of Directors.

H. Stuart Campbell has served as a director since May 1983 and was appointed as the Chairman of the Board of Directors on April 8, 2015 upon the retirement of our former Chairman and founder. Mr. Campbell owned and served as an officer of Highland Packaging Labs, Inc., Somerville, New Jersey (contract packaging business) until its sale in 2002. From 1977 through September 1982, he was a Company Group Chairman with Johnson & Johnson and served as Chief Executive Officer and Chairman of the Board of Directors of eight major corporate subsidiaries. From 1960 through September 1982, Mr. Campbell served in various capacities for Johnson & Johnson and Ethicon, Inc., a domestic subsidiary of Johnson & Johnson. Mr. Campbell received his Bachelor of Science degree from Cornell University in 1951.

John J. Sullivan, Ph.D. was promoted to the position of Chief Executive Officer and President, and appointed to the Board of Directors, in March 2009. Dr. Sullivan joined us in October 2004 in the role of Vice President of Sales and Marketing, and was promoted to the positions of President and Chief Operating Officer in 2006. In 1988, Dr. Sullivan joined Varian, Inc. (a major analytical instrument manufacturer) and served in various capacities in Research and Development, Sales and Marketing Management, and Business Development until 2004. In 1982, Dr. Sullivan joined the U.S. Food and Drug Administration’s Seattle District Laboratory as a Senior Research Scientist and worked there until 1988. From 1976 until 1980, Dr. Sullivan was employed as an Analytical Chemist at BioMed Research Labs (an independent research and testing laboratory). Dr. Sullivan received his Bachelor of Science degree in Biology from Western Washington University in 1976 and a Ph.D. degree in Food Science from the University of Washington in 1982.

Michael T. Brooks has served as a director since October 1998. Mr. Brooks was an independent manufacturer’s representative from 1982 to 1985, at which time he purchased an interest in Fiero Fluid Power, which he presently owns and operates. Fiero Fluid Power is a Rep/Distributor selling pneumatic and instrumentation equipment. While pursuing a career in fluid power, he received a Masters degree in Business Administration from the University of Denver in 1983. Mr. Brooks received his Bachelor of Arts degree in History from Ohio Wesleyan University in 1971.

Robert V. Dwyer has served as a director since May 2006. Mr. Dwyer served as President of our Raven Biological Laboratories operation until November 2010. Mr. Dwyer currently serves on the Board of Directors of American National Bank, based in Omaha, Nebraska. In addition, Mr. Dwyer holds ownership positions in other small business entities. Mr. Dwyer served as President and was the majority owner of Raven Biological Laboratories, Inc. and is also an Attorney at Law. Mr. Dwyer received his Bachelor of Arts in Philosophy degree from Creighton University in 1962, and he received his J.D. from Creighton University in 1964.

Evan C. Guillemin has served as a director since February 2009. Mr. Guillemin has served as Chief Financial Officer (“CFO”) and Associate Portfolio Manager at Select Equity Group Inc., a registered investment adviser based in New York City, since 2004. Mr. Guillemin also currently serves on the Board of Directors of Shake Shack, Inc. (NYSE: SHAK), and a privately held company. Prior to joining Select Equity Group, Mr. Guillemin served as CFO of Alloy Merchandising Group Inc., the successor to Delias Inc. Mr. Guillemin was an executive and board member of Delias Inc., a NASDAQ-traded specialty retailing company. He served as CFO and then Chief Operating Officer of Delias from 1996 to 2003, when the company was acquired by Alloy Inc. He received his Bachelor of Arts degree from Yale University in 1987 and a Master's degree in Business Administration with distinction from Harvard Business School in 1996.

David M. Kelly has served as a director since October 2010. Mr. Kelly currently serves as a member of the Board of Directors of Federated Investors, Inc. (NYSE: FII), Mestek (OTC: MCCK), and a privately held company. In 1995, Mr. Kelly joined Matthews International Corporation, where he served as Chairman of the Board, Chief Executive Officer and President until his retirement in 2007. From 1972 to 1995, Mr. Kelly was with Carrier Corporation and held a variety of executive positions, in the United States and in Asia, in marketing, finance, manufacturing and operations, including President of North America operations. He received a Bachelor of Science degree in Physics from Boston College in 1964, a Master’s degree in Molecular Biophysics from Yale in 1966, and a Masters of Business Administration from Harvard Business School in 1968.

John B. Schmieder has served as a director since April 2015. Mr. Schmieder has been the co-owner and operator of Community Acupuncture of Saint Louis since 2005 and Holistic Fitness since 2010. From 2008 to 2010, Mr. Schmieder also served as the president of the Acupuncture Association of Missouri. From 1995 to 2002, Mr. Schmieder served as an equity and financial analyst at Macy’s Corporation, George K. Baum &Co. and Citizens Funds (now Sentinel Investments). From 1990 to 1993, Mr. Schmieder served in various positions, including senior auditor, at Arthur Andersen & Co. He received a Bachelor of Administration in Business degree from the University of San Diego in 1990, a Master’s degree in Business Administration with emphasis in finance and corporate strategy from the University of Michigan in 1995 and a Master’s of Oriental Medicine from the New England School of Acupuncture in 2005.

Unless otherwise indicated, no director has held any other directorships for the past five years.

Directors are elected at each Annual Meeting and serve a one year term until a successor is duly elected and qualified at an appropriate Annual Meeting. Vacancies may be filled by an affirmative vote of the majority of the remaining directors.

The Board of Directors met five times during the year ended March 31, 2016. Each director attended at least 75% of the Board of Director meetings, and at least 75% of the regular and special meetings of the committees on which they serve, either in person or telephonically. In addition, directors are required to prepare for each meeting by reviewing materials distributed in advance.

There were, and are, no family relationships among the Named Executive Officers (“NEOs”), directors or any person chosen to become a director or executive officer other than: effective April 8, 2015, Luke R. Schmieder retired as a director and his son, John B. Schmieder, was appointed as his replacement.

Based on information submitted by the directors and executive officers, none of the directors or executive officers is involved in, or has been involved in, legal proceedings during the past ten years that are material to an evaluation of the ability or integrity of any such director or executive officer.

Director Compensation

Each non-employee director is compensated separately for service on the Board of Directors and is reimbursed for expenses to attend Board of Director meetings. Chairs of the Audit, Compensation, and Nominating and Governance Committees are compensated separately for service on those committees. The following summarizes director compensation for the year ended March 31, 2016.

	Fees Earned or Paid in Cash	Option Awards(1)	Total
Name	($)	($)	($)
(a)	(b)	(d)	(h)
Michael T. Brooks	$22,000	$26,202	$48,202

H. Stuart Campbell	24,000	26,202	50,202

Robert V. Dwyer	22,000	26,202	48,202

Evan C. Guillemin	26,000	26,202	52,202

David M. Kelly	25,000	26,202	51,202

John B. Schmieder	22,000	39,700	61,700

(1)

1,320 stock options were granted to each director on April 1, 2015 except for John B. Schmieder who was granted 2,000 stock options on April 8, 2015. We calculated these amounts in accordance with the provisions of Accounting Standards Codification (“ASC”) Section 718 – Compensation – Stock Compensation, using the Black-Scholes option-pricing model.

CORPORATE GOVERNANCE

Our business is managed through the oversight and direction of our Board of Directors. We have three standing committees: Audit, Compensation, and Nominating and Governance. Our Board of Directors currently consists of seven persons. Under applicable NASDAQ and SEC requirements, (a) we are required to have a majority of independent directors, and (b) all of the members of each committee, with the exception of the Nominating and Governance Committee, must be independent. The Board of Directors has affirmatively determined that each of H. Stuart Campbell, Michael T. Brooks, David M. Kelly, John B. Schmieder, Evan C. Guillemin and Robert V. Dwyer is an “independent director” as such term is defined in NASDAQ Listing Rule 5605. The Board of Directors has also affirmatively determined that each member of each committee of the Board of Directors satisfies the independence requirements applicable to committees as prescribed by the NASDAQ Listing Rules and the rules and regulations of the SEC. Dr. Sullivan is not an “independent director” because he is our employee.

The Board of Directors has the responsibility for establishing broad corporate policies and for our overall performance, although it is not involved in day-to-day operating details. The Board of Directors meets regularly throughout the year, including the annual organizational meeting following each Annual Meeting, to review significant developments affecting the Company and to act upon matters requiring Board of Director approval. It also holds special meetings as required from time to time when important matters arise, requiring Board of Director action between scheduled meetings.

Committees of the Board of Directors

The charter of each committee is available in print to any shareholder who requests it, or on our website at www.mesalabs.com/about us/corporate information/corporate governance. Each of the following directors is a member of all of our committees (Audit, Compensation, and Nominating and Governance):

Michael T. Brooks

H. Stuart Campbell, Nominating and Governance Committee Chairman

Robert V. Dwyer

Evan C. Guillemin, Audit Committee Chairman

David M. Kelly, Compensation Committee Chairman

John B. Schmieder

In addition to the standing committees mentioned above, the Board of Directors may convene special committees to consider various other matters as they arise. During the year ended March 31, 2016, the Board of Directors did not convene any special committees.

Audit Committee

Pursuant to its charter, the Audit Committee assists the Board of Directors in overseeing (i) the consolidated financial statements and audits of the Company, (ii) our compliance with financial reporting requirements, and (iii) the independence and performance of our internal and external auditors. The Audit Committee charter further requires the Audit Committee to, among other things:

●

Review the annual audited consolidated financial statements with management and the independent auditors and determine whether to recommend to the Board of Directors that they be included in our Annual Report on Form 10-K;

●	Review proposed major changes to our auditing and accounting principles and practices;

●	Review and evaluate our system of internal control;

●	Review significant financial reporting issues raised by management or the independent auditors; and

●

Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters as well as the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee met four times during the year ended March 31, 2016. All members of the Audit Committee were present at each meeting (except for one meeting in which one committee member was not able to attend). The Board of Directors has determined that Mr. Evan Guillemin is an “audit committee financial expert” as defined in the applicable rules and regulations of the Exchange Act and is “independent.” The SEC has indicated that the designation of a person as an “audit committee financial expert” does not (i) mean that such person is an expert for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended (ii) impose on such person any duties, obligations, or liability that are greater than the duties, obligations, and liability imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such designation, or (iii) affect the duties, obligations, or liability of any other member of the Audit Committee or the Board of Directors.

As required by NASDAQ, our Board of Directors has reviewed the qualifications of our Audit Committee members and has determined that none of them has a relationship with us that may interfere with the exercise of their independence from management and the Company.

Compensation Committee

Pursuant to its charter, the Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities for compensation of executive officers and administration of our compensation and benefit plans. The Compensation Committee met two times during the year ended March 31, 2016, and all members of the Compensation Committee were present at each meeting.

During the year ended March 31, 2016, no members of our Compensation Committee were executive officers serving on the Compensation Committee of another entity whose executive officers served on our Board of Directors. No member of the Compensation Committee was an officer or employee of the Company, or had a business relationship with or conducted any undisclosed transactions with the Company. Our Chief Executive Officer, upon request, may attend selected meetings of the Compensation Committee.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Directors in identifying qualified individuals to become members of the Board of Directors, oversees, reviews and where appropriate, makes recommendations concerning the Company’s corporate governance guidelines and conducts an annual self-assessment of the Board of Directors performance. The Nominating and Governance Committee met one time during the year ended March 31, 2016, and all members of the Nominating and Governance Committee were present.

In evaluating potential director candidates, the Nominating and Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent under the applicable Listing Rules of NASDAQ. The Nominating and Governance Committee selects director nominees based on their personal and professional integrity, depth and breadth of experience, ability to make independent analytical inquiries, understanding of our business, willingness to devote adequate attention and time to duties of the Board of Directors, and such other criteria as are deemed relevant by the Nominating and Governance Committee. The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and skills.

In identifying potential director candidates, the Nominating and Governance Committee relies on recommendations made by current directors and officers. In addition, the Nominating and Governance Committee may engage a third party search firm to identify and recommend potential candidates. Finally, the Nominating and Governance Committee will consider candidates recommended by shareholders.

Risk Oversight

The Board of Directors takes a key role in overseeing our risks. The Board of Directors receives frequent timely reports of our financial performance, changes in and composition of consolidated balance sheet accounts, quality assurance program effectiveness, product liability risks and status of relationships with all business constituencies including customers, employees, suppliers and government entities. The Audit Committee receives regular reports on our compliance with securities laws and communications with the SEC and shareholders. The Audit Committee has established an independent whistleblower hot line to encourage early and anonymous reporting of accounting irregularities or other violations of our codes of ethics. The Board of Directors routinely reviews our litigation threats, product/market strategies and operational activities.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, executive officers and directors, including our principal executive officer and principal financial officer. The Code of Ethics contains written standards that are reasonably designed to deter wrongdoing and includes provisions regarding ethical conduct, conflicts of interest, proper disclosure in all public communications, compliance with all applicable governmental laws, rules and regulations, and the prompt reporting of violations of the Code of Ethics and accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available on our website at www.mesalabs.com/corporate/information/ corporate governance.

Shareholder Communications with the Board of Directors

Shareholders and other interested parties may communicate with one or more members of the Board of Directors by writing to all or any of the following: Audit Committee Chairman, Compensation Committee Chairman or Nominating and Governance Committee Chairman, c/o Corporate Secretary, Mesa Laboratories, Inc., 12100 West Sixth Avenue, Lakewood CO 80228.

Ownership of equity securities of the company

The following table sets forth the number of shares of our common stock owned beneficially as of March 31, 2016 (unless otherwise noted), by each person known by the Company to have owned beneficially more than five percent of such shares then outstanding, by each of our executive officers and directors, and by all of our executive officers and directors as a group.  This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.  As far as is known, no person owns beneficially more than five percent of the outstanding shares of Common Stock as of March 31, 2016 except as set forth below.

	Amount and Nature of Beneficial		Percentage of Class-
Name of Beneficial Owner	Owner		Beneficially Owned
John B. Schmieder (1)	83,155	(5)	2.3
John J. Sullivan, Ph.D. (1)	118,661	(6)	3.2
Glenn E. Adriance (1)	26,462	(7)	0.7
H. Stuart Campbell (1)	70,930	(8)	1.9
Michael T. Brooks (1)	40,397	(9)	1.1
Robert V. Dwyer (1)	93,770	(10)	2.6
Evan C. Guillemin (1)	179,452	(11) (12)	4.9
David M. Kelly (1)	10,747	(13)	0.3
John V. Sakys (1)	12,062	(14)	0.3
FMR LLC (2)	304,015		8.4
Conestoga Capital Advisors (3)	400,221		11.0
Nine Ten Capital Management, LLC (4)	276,283		7.6

All executive officers and directors as a group (9 in number)	635,636	(15)	17.0

(1)	The business address is 12100 West Sixth Avenue, Lakewood, Colorado 80228.
(2)	The business address is 82 Devonshire Street, Boston, Massachusetts 02109.
(3)	The business address is 550 E. Swedesford Road, Suite 120, Wayne, Pennsylvania 19087.
(4)	The business address is 12600 Hill Country Blvd., Suite R-230, Austin, Texas 78738.
(5)	Includes 286 shares which Mr. Schmieder has the right to acquire within 60 days by exercise of stock options.
(6)	Includes 57,268 shares which Dr. Sullivan has the right to acquire within 60 days by exercise of stock options.
(7)	Includes 9,362 shares which Mr. Adriance has the right to acquire within 60 days by exercise of stock options.
(8)	Includes 859 shares which Mr. Campbell has the right to acquire within 60 days by exercise of stock options.
(9)	Includes 9,497 shares which Mr. Brooks has the right to acquire within 60 days by exercise of stock options.
(10)	Includes 1,797 shares which Mr. Dwyer has the right to acquire within 60 days by exercise of stock options.
(11)	Includes 8,297 shares which Mr. Guillemin has the right to acquire within 60 days by exercise of stock options
(12)	Includes 171,155 shares beneficially owned by SEG Ventures, LLC, of which Mr. Guillemin is a partner.
(13)	Includes 4,697 shares which Mr. Kelly has the right to acquire within 60 days by exercise of stock options.
(14)	Includes 11,062 shares which Mr. Sakys has the right to acquire within 60 days by exercise of stock options
(15)	Includes 103,125 shares that our executive officers and directors as a group have the right to acquire within 60 days by exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act’) requires our directors, executive officers and persons who own more than five percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than five percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based upon a review of the copies of such reports furnished to us and based upon written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than five percent beneficial shareholders were complied with during the fiscal year ended March 31, 2016.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Officers of the Registrant

The names, addresses, ages and dates of appointment of the executive officers of the Company are:

Name and Address	Age	Office	Date Appointed

John J. Sullivan, Ph.D. 12100 West Sixth Avenue Lakewood, Colorado	63	Chief Executive Officer, President, Treasurer and Director	2004

John V. Sakys 12100 West Sixth Avenue Lakewood, Colorado	47	Chief Financial and Chief Accounting Officer and Secretary	2012

Glenn E. Adriance 12100 West Sixth Avenue Lakewood, Colorado	61	Chief Sales and Marketing Officer	2007

John J. Sullivan, Ph.D. was promoted to the position of Chief Executive Officer and President, and appointed to the Board of Directors, in March 2009. Dr. Sullivan joined us in October 2004 in the role of Vice President of Sales and Marketing, and was promoted to the positions of President and Chief Operating Officer in 2006. In 1988, Dr. Sullivan joined Varian, Inc. (a major analytical instrument manufacturer) and served in various capacities in Research and Development, Sales and Marketing Management, and Business Development until 2004. In 1982, Dr. Sullivan joined the U.S. Food and Drug Administration’s Seattle District Laboratory as a Senior Research Scientist and worked there until 1988. From 1976 until 1980, Dr. Sullivan was employed as an Analytical Chemist at BioMed Research Labs (an independent research and testing laboratory). Dr. Sullivan received his Bachelor of Science degree in Biology from Western Washington University in 1976 and a Ph.D. degree in Food Science from the University of Washington in 1982.

John V. Sakys joined us in October 2012 as our Chief Financial Officer. From 2009 through October 2012, Mr. Sakys held several positions with The Berry Company, LLC, and its predecessor company, Local Insight Regatta Holdings, Inc., most recently as its Vice President and Chief Accounting Officer. From 2001 to 2009, Mr. Sakys was the Vice President and Chief Financial Officer of Isonics Corporation, a former NASDAQ listed company based in the Denver area. From September 2000 to April 2001, Mr. Sakys was Controller of AuraServ Communications. From July 1998 to September 2000, Mr. Sakys was Director of Financial Reporting for Media One, Inc. From December 1994 to July 1998, Mr. Sakys was an audit manager at Ernst and Young LLP. Mr. Sakys received his Bachelor of Arts degree in Business Economics with an emphasis in accounting from the University of California at Santa Barbara in 1990 and is a Certified Public Accountant.

Glenn E. Adriance joined us in October 2007. From 2000 to 2007, Mr. Adriance was employed with two other software firms, Lakeview Technology and Scientific Technologies Corporation as Global Business Partner Director and VP/COO/Executive Officer, respectively. From 1983 until 2000, Mr. Adriance held various sales and marketing roles of increasing responsibility at IBM. From 1981 to 1983, Mr. Adriance was employed at Sandia National Laboratories as a senior Business Systems Analyst responsible for various business systems that were fundamental to Sandia’s operations. Mr. Adriance received his Bachelor of Science degree in Forestry from the University of Massachusetts in 1978 and his MBA from Colorado State University in 1981.

Compensation Committee

The Compensation Committee supervises (on a direct basis for our three executive officers and a non-direct basis for all other NEOs) our executive compensation program for NEO’s. The Compensation Committee has designed a compensation program for NEOs to attract, retain and motivate talent in our competitive market environment while focusing the executive team and the Company on the creation of long-term value for our shareholders. The Compensation Committee has the authority to engage outside consultants or purchase compensation surveys, if needed, for evaluation of executive compensation levels.

Compensation Philosophy

NEO positions during the year ended March 31, 2016 included: Chief Executive Officer and President, Chief Financial Officer, Chief Sales and Marketing Officer and Senior Vice Presidents of Operations. Other positions may be added as business conditions warrant.

We have designed our compensation programs for our NEOs to:

●	attract and retain high performing and experienced executives;

●	motivate and reward executives whose knowledge, skills and performance are critical to our success;

●	align the interests of our executives and shareholders by motivating executives to increase shareholder value;

●	foster a shared commitment among executives by coordinating their goals; and

●	motivate our executives to manage our business to meet our short-term and long-term objectives, and reward them for meeting these objectives.

Our Compensation Committee administers four elements for NEOs: base salary (cash), short-term incentives (cash), long-term incentives (equity), and benefits. The total compensation package reflects our “Pay for Performance” philosophy, which is to couple employee rewards with the interests of our shareholders. We believe strongly that retention and motivation of successful employees is in the long-term interest of our shareholders. The Compensation Committee targets the total compensation level to be competitive with comparable companies in terms of size (as measured by revenues and market capitalization), our industry segments and geographic locations.

Benchmarking

The Compensation Committee, with assistance from our executives if required, researches compensation levels by investigating comparable company records, purchasing third party compensation surveys or engaging compensation consultants. The acquired data is evaluated by the Compensation Committee and is one factor in establishing compensation plans for the NEOs.

To help establish competitive compensation levels, the Compensation Committee examined executive compensation survey data, including “base salaries”, “incentive compensation” and total cash compensation, from Economic Research Institute (“ERI”). The survey data was tailored to include only those U.S. public companies in the “Instrument Manufacturing” segment with revenues between $50 -- $100 million per year. This included companies that produced both medical devices and general electronic instruments, along with consumable supplies. The data was further adjusted for the geographic location of each NEO. The data from this analysis was used by the Compensation Committee as one factor in determining compensation levels for base salary and total compensation.

Determination of Target Compensation

For the year ended March 31, 2016, the Compensation Committee determined that an appropriate starting point for total compensation of our NEOs was approximately between the 50th and 75th percentile level, compared to the data obtained from the ERI survey. The Compensation Committee used not only the data from the ERI survey, but also considered individual and team executive performance, along with our financial performance, as criteria to establish target compensation levels for each NEO. From that analysis, and in consideration of our past and future expected financial performance, the Compensation Committee made adjustments to base salaries and target total compensation levels for each NEO that were implemented effective June 1, 2015.

Base Salary

Base salaries for NEOs are determined based upon job responsibilities, level of experience, individual performance and comparisons to the salaries of executives in similar positions from the ERI survey.

Short-term Incentive Plan

Each NEO participates in our Short-term Incentive Plan. The Compensation Committee believes that it is in the best interest of our shareholders to have a substantial component of total compensation “at-risk” and dependent upon our financial performance. For the purpose of the Short-term Incentive Plan, performance is measured by two variables: revenues growth and profit growth. These variables are considered by the Compensation Committee to be reliable indicators for the creation of long-term shareholder value. Bonus payouts under the Short-term Incentive Plan are tied directly to achievement of these revenues and profit growth targets for the year. If both the revenues and profit growth targets are exceeded by a substantial margin, the maximum bonus payments are set at between 50 percent and 110 percent of the base salary for the various NEOs. Of course, if our financial performance is poor, bonus payments could be at or near $0. The Compensation Committee reserves the right to adjust payments under the Short-term Incentive Plan, in the case of unusual circumstances or events, or economic conditions in general.

We do not disclose the specific revenues and profit growth targets set forth in the Short-term Incentive Plan as we believe that the disclosure thereof would cause us competitive harm. Because we are not disclosing these target objectives, we are stating our assessment of how likely it will be for these targets to be achieved by our NEOs. Although achievement of our target objectives involves future performance and, therefore, is subject to uncertainties, the Compensation Committee believes it has established target objectives that are achievable with an appropriate amount of dedication and hard work and, therefore, it is more likely than not that each NEO will earn a bonus under the Short-term Incentive Plan.

Long-term Incentive Plan

The Compensation Committee believes that it is in the best interest of our shareholders to provide long-term incentive to each NEO with ownership of our stock. Stock ownership by our NEOs directly ties their long-term compensation to the performance of our share price. To achieve this goal, we make stock option grants to each NEO at the time of hire and on an annual basis under our stock compensation plan. These grants are either incentive stock options and/or non-qualified stock options with a term of six to eight years. The grant price is set at 100% of the market price on the day of the grant and the options vest ratably over three to seven years (with the majority vesting over five to seven years). The awards may or may not have performance conditions associated with the vesting of the stock options. The number of stock options awarded is at the discretion of the Compensation Committee.

Other Benefits

Our philosophy is to provide only those other benefits to our named executives that are consistent with those generally offered to all of our other employees. As such, the NEOs have available various health, welfare and retirement (401(k)) benefits.

Employment and Change-in-Control Agreements. We have provided certain of our NEOs with salary continuation agreements. Severance payments will be made 1) in the event of an involuntary separation of service without cause or a voluntary separation of service with good reason or 2) immediately prior to, or within 24 months after, a change in control for an involuntary termination without cause or a voluntary termination for good reason. Severance payments will be paid monthly for 12 months or 24 months, respectively, to include the individual’s then current monthly salary, and the same percentage of Company-paid health and life insurance benefits. Additionally, all outstanding unvested stock options, and any other equity-based awards that may be granted in the future, will vest immediately with the exercise period extended to the full term of the option (in case 1 above, the acceleration is subject to discretion of the Board of Directors).

Nonqualified Deferred Compensation. We do not have any nonqualified defined contribution or deferred compensation plans.

Post-Employment Compensation. We do not have any defined benefit plans, supplemental executive retirement plans or actuarial plans.

EXECUTIVE COMPENSATION

Named Executive Officers

The Securities and Exchange Commission (“SEC”), in Item 402 of Regulation S-K defines NEOs to include: a) all individuals serving as the registrant’s principal executive officer (“PEO”); b) all individuals serving as the registrant’s principal financial officer (“PFO”); c) the registrant’s three most highly compensated executive officers other than the PEO and PFO; and d) up to two individuals for whom disclosure would have been provided but for the fact the individual was not serving as an executive officer at the end of the last completed fiscal year. Bryan Leo and Garrett Krushefski are not executive officers of the Company, but are included in the disclosures below as NEOs in accordance with SEC regulations.

Summary Compensation Table

The following table lists compensation awarded to or earned by our NEOs for the years ended March 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary	Option Awards(2)	Non-equity Incentive Plan Compensation(1)	All Other Compensation(3)	Total
(a)	(b)	(c)	(f)	(g)	(i)	(j)

John J. Sullivan, Ph.D.	2016	$373,976	$147,905	$398,339	$11,219	$863,948
CEO and President	2015	316,488	114,823	287,000	9,495	727,806
	2014	302,495	96,702	253,000	9,075	661,272

John V. Sakys	2016	235,995	87,723	177,478	7,080	478,205
Chief Financial Officer	2015	214,335	56,347	119,000	6,430	396,112
effective December 1, 2012	2014	204,997	28,485	113,000	6,150	352,632

Glenn E. Adriance	2016	240,153	78,062	241,567	7,205	526,058
Chief Sales and Marketing Officer	2015	212,664	55,723	183,600	6,380	458,367
	2014	194,999	34,313	147,000	5,850	382,162

Bryan T. Leo	2016	167,000	53,372	77,366	5,010	302,748
Senior Vice President of Operations	2015	160,000	30,543	80,000	4,800	275,343
	2014	145,000	18,220	52,500	4,350	220,070

Garrett Krushefski	2016	167,000	42,432	85,000	5,010	299,442
Senior Vice President of Operations	2015	160,000	22,578	80,000	4,800	267,378
	2014	150,000	13,736	54,091	4,500	222,327

(1)	This column represents compensation to NEOs under our Short-term Incentive Plan. These amounts are included for the year earned, not when paid.
(2)

This column reflects the stock-based compensation expense recognized during the year for each NEO for consolidated financial statement reporting purposes with respect to the years ended March 31, 2016, 2015 and 2014. We calculated these amounts in accordance with the provisions of Accounting Standards Codification (“ASC”) Section 718 – Compensation – Stock Compensation, using the Black-Scholes option-pricing model.

(3)	This column represents 401(k) matching funds.

Grant of Plan-based Awards

			Estimated future payments under non-equity incentive plan awards (1)			All other option awards: Number of securities underlying options	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards

Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)		(c)	(d)	(e)	(j)	(k)	(l)
John J. Sullivan, Ph.D.	4/1/2015		--	--	--	15,000	$70.56	$19.68
	4/1/2015	(2)	--	--	--	4,500	70.56	14.76
	5/1/2015		$20,200	$303,000	$404,000	--	--	--

John J. Sakys	4/1/2015		--	--	--	7,500	70.56	19.51
	4/1/2015	(2)				3,300	70.56	14.76
	5/1/2015		9,000	135,000	180,000	--	--	--

Glenn E. Adriance	4/1/2015		--	--	--	7,500	70.56	19.51
	4/1/2015	(2)	--	--	--	3,300	70.56	14.76
	5/1/2015		12,250	183,750	265,000	--	--	--

Bryan T. Leo	4/1/2015		--	--	--	5,000	70.56	19.34
	4/1/2015	(2)	--	--	--	2,700	70.56	14.76
	5/1/2015		8,075	63,750	85,000	--	--	--
Garrett Krushefski	4/1/2015		--	--	--	5,000	70.56	19.34
	4/1/2015	(2)	--	--	--	2,700	70.56	14.76
	5/1/2015		8,075	63,750	85,000	--	--	--

(1)

This section represents compensation to NEOs under our Short-term Incentive Plan. These amounts are included for the year earned, not when paid. These awards are based on various combinations of total revenues and profit growth.

(2)	Amounts are comprised of Performance Stock Options (“PSO’s). PSO’s cliff vest after three years and are based upon a specified return on invested capital (based upon adjusted net income).

Outstanding Equity Awards at March 31, 2016

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)

John J. Sullivan Ph.D	27,000	--	18.98	5/11/2017
	1,100	--	21.93	4/1/2018
	2,000	--	16.60	4/1/2019
	6,100	--	25.56	4/1/2020
	--	4,500	70.56	4/1/2021
	8,800	--	29.20	4/6/2021
	242	12,858	89.70	4/1/2022
	4,000	2,000	50.50	4/2/2022
	--	3,800	51.85	4/1/2023
	--	15,000	70.56	4/1/2023

John V. Sakys	--	3,300	70.56	4/1/2021
	1,071	6,429	89.70	4/1/2022
	5,000	2,000	48.72	10/29/2022
	1,900	1,900	51.85	4/1/2023
	--	7,500	70.56	4/1/2023

Glenn E. Adriance	--	3,300	70.56	4/1/2021
	2,200	--	29.20	4/6/2021
	1,071	6,429	89.70	4/1/2022
	2,000	1,000	50.50	4/2/2022
	1,900	1,900	51.85	4/1/2023
	--	7,500	70.56	4/1/2023

Bryan T. Leo	950	475	50.32	4/23/2017
	--	2,700	70.56	4/1/2021
	428	2,572	89.70	4/1/2022
	1,550	775	50.32	4/23/2022
	1,250	1,250	51.85	4/1/2023
	--	5,000	70.56	4/1/2023

Garrett Krushefski	900	300	50.50	4/2/2017
	--	2,700	70.56	4/1/2021
	428	2,572	89.70	4/1/2022
	1,250	1,250	51.85	4/1/2023
	--	5,000	70.56	4/1/2023

Options Exercised During the Year Ended March 31, 2016

Name	Number of Shares Acquired upon Exercise (#)	Value Realized On Exercise (1)
(a)	(b)	(c)
John J. Sullivan, Ph.D.	12,700	$877,388
John V. Sakys	1,000	56,050
Glenn E. Adriance	275	21,986
Bryan T. Leo	--	--
Garrett Krushefski	1,700	106,794

(1)

Determined by multiplying the number of options that were exercised during the year ended March 31, 2016 by the difference between the per share closing price of our common stock on the date of exercise and the exercise price of the options, but not including any tax impact incurred in connection with such exercise.

Potential Payments upon Termination or Change-in-Control

	Salary Continuation upon Termination (1)	Salary Continuation upon Change in Control (1)	Value of Equity Awards Received or to be Received (2)
John J. Sullivan, Ph.D.	$385,000	$770,000	$821,761
John V. Sakys	240,000	480,000	501,095
Glenn E. Adriance	245,000	490,000	451,685

(1)	This amount is based on the NEO’s salary at March 31, 2016.
(2)

The value of accelerating these unvested stock options was calculated by multiplying the number of shares underlying the NEO’s unvested stock options that were in-the-money at March 31, 2016 by the difference between the weighted average exercise price for options in-the-money at March 31, 2016, and our closing price per share on March 31, 2016 (the last trading day of the period).

Narrative to Summary Compensation Table and Plan-Based Awards Table

See “Compensation Discussion and Analysis” above.

COMPENSATION COMMITTEE REPORT

The members of the Compensation Committee have analyzed and discussed with management the information contained above in the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. The Committee believes this information to be a full and accurate analysis of the Company’s compensation philosophy and recommended its inclusion by reference in the Company’s Form 10-K filing.

The foregoing report is given by the following members of the Compensation Committee:

The Compensation Committee

Michael T. Brooks

H. Stuart Campbell

Robert V. Dwyer

Evan C. Guillemin

David M. Kelly, Committee Chairman

John B. Schmieder

ITEM 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted in July 2010, and Section 14A of the Exchange Act require that we allow our shareholders the opportunity to vote to approve the compensation of our named executive officers as set forth in this Proxy Statement. The vote on this resolution is not intended to address any specific element of executive compensation. Instead, the vote relates to the executive compensation of our named executive officers, as set forth in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission. This vote is advisory and not binding on our Company or our Board of Directors, but in the event of any significant vote against this proposal, the Compensation Committee will consider whether any actions are appropriate to respond to shareholder concerns.

The affirmative vote of a majority of the votes cast at the Annual Meeting for this proposal is required to approve this proposal.

We are asking our shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the Executive Compensation section.

We have designed our compensation programs to:

●	attract and retain high performing and experienced executives;

●	motivate and reward executives whose knowledge, skills and performance are critical to our success;

●	align the interests of our executives and shareholders by motivating executives to increase shareholder value;

●	foster a shared commitment among executives by coordinating their goals; and

●	motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives.

We urge shareholders to read the Compensation Discussion and Analysis section, which describes in more detail how our executive compensation policies and procedures are designed to achieve our compensation objectives, as well as the Executive Compensation section and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to our success.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION

AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM 3

RATIFICATION OF THE APPOINTMENT OF EKS&H LLLP AS INDEPENDENT AUDITORS

The Audit Committee has again selected EKS&H LLLP to serve as our independent registered public accounting firm for the year ending March 31, 2017. Although it is not required to do so, our Board of Directors wishes to submit the appointment of EKS&H LLLP for shareholder ratification at the Annual Meeting. Even if the appointment is ratified by our shareholders, the Audit Committee may in its sole discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of our Company and our shareholders. A representative of EKS&H LLLP will be present at the Annual Meeting, will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions. If the shareholders do not ratify the appointment of EKS&H LLLP, our Board of Directors will reconsider its selection.

EKS&H LLLP, Denver, Colorado, has conducted the audits of our accounting records since 1986 and the Audit Committee has selected the same firm to audit our accounting records for the year ending March 31, 2017.

The following table presents fees for professional services rendered by EKS&H LLLP, our principal accountant, for the audit of our financial statements, and the fees for other services:

	Year ended March 31,
Type of Fees	2016	2015	2014
Annual audit and quarterly reviews	$284,720	$213,655	$185,274
Audit-related fees – acquisitions	4,905	10,000	15,645
Tax fees	--	--	--
All other fees	10,500	18,700	12,000
Total	$300,125	$242,355	$212,919

THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF EKS&H LLLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2017.AUDIT COMMITTEE REPORT

The Audit Committee is composed of six non-employee directors of the Company. All members are independent as defined under the NASDAQ Listing Rules. The Audit Committee held four meetings during the year ended March 31, 2016. The Audit Committee operates under a written charter adopted by our Board of Directors.

In connection with the March 31, 2016, financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and (4) discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2016, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael T. Brooks

H. Stuart Campbell

Robert V. Dwyer

Evan C. Guillemin, Committee Chairman

David M. Kelly

John B. Schmieder

PROPOSALS OF SHAREHOLDERS

Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the 2017 Annual Meeting of Shareholders must do so in writing and it must be received at our principal executive offices by March 31, 2017. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his proposal and must continue to own such security entitling him to vote through the date on which the meeting is held.

ANNUAL REPORT

The Annual Report to Shareholders concerning the operations of the Company during the year ended March 31, 2016, including audited consolidated financial statements for the year then ended, and our Annual Report on Form 10-K for the year ended March 31, 2016 are available on our website at www.mesalabs.com. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

Our management is not aware of any other matters which are to be presented at the meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2016, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON AUGUST 1, 2016. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO OUR SECRETARY, MESA LABORATORIES, INC., 12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO 80228.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

/s/ John J. Sullivan

John J. Sullivan, Ph.D.	August 12, 2016
Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MESA LABORATORIES, INC.

TO BE HELD WEDNESDAY, NOVEMBER 2, 2016

The undersigned hereby appoints H. Stuart Campbell as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Mesa Laboratories, Inc. held of record by the undersigned as of the close of business on August 1, 2016, at the Annual Meeting of Shareholders to be held on Wednesday, November 2, 2016, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the contrary below)	(to vote for all nominees listed below)

M. Brooks	H. Campbell	R. Dwyer	E. Guillemin	D. Kelly	J. Schmieder	J. Sullivan

(INSTRUCTION: To withhold authority to vote for any nominees, write the nominees’ names on the space provided below.)

2. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the Executive Compensation section of our Proxy Statement.

FOR	AGAINST	ABSTAIN

3. To ratify the appointment of EKS&H LLLP (“EKS&H”) as the Company’s independent registered public accounting firm for the year ending March 31, 2017 (the “Ratification of Auditors Proposal”).

FOR	AGAINST	ABSTAIN

In his or her discretion, the Proxy is authorized to vote upon any matters which may properly come before the meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1), FOR APPROVAL OF EXECUTIVE COMPENSATION PROPOSED IN ITEM (2); AND FOR RATIFICATION OF THE APPOINTMENT OF EKS&H PROPOSED IN ITEM (3).

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

Please sign exactly as name appears below. When shares are held joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING